Registration No. _______________________________________

As filed with the Securities and Exchange Commission on December 4, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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DINEX CORP.

 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	37-1740110 IRS Employer Identification Number	7389 Primary Standard Industrial Classification Code Number

Renato Rivera, Av. Pampite urb. La Comarca, Acuario 2b

Quito, Pichincha, Ecuador

Tel. (702) 605-4710

Email: dinexcorp@gmail.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨   Accelerated filer ¨    Non-accelerated filer   ¨    Smaller reporting company  ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price	Registration Fee
Common Stock:	5,000,000	$0.02	$100,000	$13.64

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

DINEX CORP.

5,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of DINEX CORP. and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.02 per share. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Dina Makarchik, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Makarchik will sell all the shares registered herein. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Anticipated Proceeds to Company

	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	$8,000	$8,000	$8,000
Net proceeds	$42,000	$67,000	$92,000

Dinex Corp. is a development stage company and has recently started its operation. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 14 BEFORE BUYING ANY SHARES OF DINEX CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 2015

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	15
DILUTION	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	16
DESCRIPTION OF BUSINESS	23
LEGAL PROCEEDINGS	25
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	26
EXECUTIVE COMPENSATION	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
PLAN OF DISTRIBUTION	30
DESCRIPTION OF SECURITIES	32
INDEMNIFICATION	33
INTERESTS OF NAMED EXPERTS AND COUNSEL	33
EXPERTS	33
AVAILABLE INFORMATION	34
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	34
INDEX TO THE FINANCIAL STATEMENTS	34

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “DINEX CORP.” REFERS TO DINEX CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

DINEX CORP.

We are a development stage company and we plan open a recording studio in Ecuador. Dinex Corp. was incorporated in Nevada on July 22, 2013. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $50,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate revenues during months 8-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Renato Rivera, Av. Pampite urb. La Comarca, Acuario 2b, Quito, Pichincha, Ecuador. Our phone number is (702) 605-4710.

From inception (July 22, 2013) until the date of this filing, we have had limited operating activities. Our financial statements from inception (July 22, 2013) through October 31, 2014, reports no revenues and a net loss of $623. Our independent registered public accounting firm has issued an audit opinion for Dinex Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our company, developed our business plan and are looking for the potential clients to record their music and songs.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $50,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $50,000, our business may fail. We do not anticipate earning revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	DINEX CORP.
Securities Being Offered:	5,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$100,000
Securities Issued and Outstanding:

There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Dina Makarchik.

If we are successful at selling all the shares in this offering, we will have 10,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from July 22, 2013 (Inception) to October 31, 2014.

Financial Summary	October 31, 2014 ($) (Audited)
Cash and Deposits	1,002
Total Assets	1,002
Total Liabilities	1,625
Total Stockholder’s Deficit	(623)

Statement of Operations	Accumulated From July 22, 2013 (Inception) to October 31, 2014 ($) (Audited)
Total Expenses	623
Net Loss for the Period	(623)

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RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations, have incurred substantial expenses and have sustained losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

IF WE FAIL TO DEVELOP FUTURE CUSTOMER RELATIONSHIPS, OUR ABILITY TO GROW OUR BUSINESS WILL BE IMPAIRED.

Our growth depends to a significant degree upon our ability to develop future customer relationships. We cannot guarantee that future customers will be found, that any such relationships will be successful or that we will obtain clients or that business will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

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Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of October 31, 2014, we had cash in the amount of $1,002 and liabilities of $1,625. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $50,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Dina Makarchik, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Makarchik has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on July 22, 2013 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

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WE HAVE NO CUSTOMERS AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any customers and we cannot guarantee that we will ever have any customers. Even if we obtain customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND DINA MAKARCHIK, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MS. MAKARCHIK, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MS. MAKARCHIK.

Our principal operations and assets are located outside of the United States, and Dina Makarchik, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Ms. Makarchik in the United States, and it may be difficult to enforce any judgment rendered against Ms. Makarchik. As a result, it may be difficult or impossible for an investor to bring an action against Ms. Makarchik, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Republic of Ecuador may render that investor unable to enforce a judgment against the assets of Ms. Makarchik. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

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WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may offer the same service in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Ms. Makarchik, our sole officer and director, will own 50% of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Makarchik may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Dina Makarchik for all of our operations. The loss of Ms. Makarchik would have a substantial negative effect on our company and may cause our business to fail. Ms. Makarchik has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Makarchik’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Dina Makarchik, our sole officer and director will only be devoting limited time to our operations. She will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

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OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Dina Makarchik, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MS. MAKARCHIK DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Makarchik does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on July 22, 2013 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in receiving the proceeds in the amount of $50,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Dine Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Dina Makarchik, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Ms. Makarchik’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

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THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 10,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	$8,000	$8,000	$8,000
Net proceeds	$42,000	$67,000	$92,000
SEC reporting and compliance	$10,000	$10,000	$10,000
Studio Establishment	$10,000	$15,000	$20,000
Equipment and Software	$9,000	$17,000	$24,500
Website Development	$2,000	$3,000	$4,500
Marketing and Promotion	$6,000	$12,000	$18,000
Salary	$5,000	$10,000	$15,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Dina Makarchik, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Ms. Makarchik’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Makarchik will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Makarchik. Ms. Makarchik will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of October 31, 2014 was negative $623 or approximately $0 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of October 31, 2014.

The following table sets forth as of October 31, 2014, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	50%	75%	100%
Offering price per share	0,02	0,02	0,02
Post offering net tangible book value	41377	66377	91377
Post offering net tangible book value per share	0,0055	0,0076	0,0091
Pre-offering net tangible book value per share	0	0	0
Increase (Decrease) in net tangible book value per share after offering	0,0055	0,0076	0,0091
Dilution per share	0,0145	0,0124	0,0109
% dilution	72%	62%	54%
Capital contribution by purchasers of shares	50000	75000	100000
Capital Contribution by existing stockholders	5000	5000	5000
Percentage capital contributions by purchasers of shares	90,91%	93,75%	95,24%
Percentage capital contributions by existing stockholders	9,09%	6,25%	4,76%
Gross offering proceeds	50000	75000	100000
Anticipated net offering proceeds	42000	67000	92000
Number of shares after offering held by public investors	2500000	3750000	5000000
Total shares issued and outstanding	7500000	8750000	10000000
Purchasers of shares percentage of ownership after offering	33,33%	42,86%	50,00%
Existing stockholders percentage of ownership after offering	66,67%	57,14%	50,00%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Our cash balance is $1,002 as of October 31, 2014. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Dina Makarchik, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of October 31, 2014, Ms. Makarchik has advanced to us $1,625. Ms. Makarchik, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $50,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Renato Rivera, Av. Pampite urb. La Comarca, Acuario 2b, Quito, Pichincha, Ecuador. Our phone number is (702) 605-4710.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

Our sole officer and director is engaged in a similar business to us. Potential conflicts  of interest  may arise in future that may cause our business to fail,  including the amount of time Ms. Makarchik is able to dedicate to our business as well as additional conflict of interests over  opportunities presented to our sole officer and director during the performance of her duties.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

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PLAN OF OPERATION

We were incorporated in the State of Nevada on July 22, 2013. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated any revenue and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

Our business is recording studio in Ecuador. We plan to record all type of music and songs. We will specialize on the Ecuadorian etnical sounds as well. We have not generated any revenues and our principal business activities to date consist of creating a business plan.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows.

Studio Establishment

Time Frame: 1st- 3rd months.

Costs: $10,000-20,000.

Upon completion of the offering we plan to set up a recording studio in Ecuador and acquire the necessary equipment to continue operations. We intend that our office will locate in the studio as well. We plan to purchase regular office equipment for management such as PCs, telephones, fax, office supplies and furniture. We are going to make the appropriate repairs, sound insulation and acoustics in recording studio. Good sound set ups in the studio provide best quality of music. We plan to use specific design projects for recording studio because the recording room should be designed specificlly to record the music. We intend to use only high quality finishing and decoration materials. It is important to use the high quality acoustic panels, bass traps, and diffusors to absorbing sound reflections, effectively removing the natural reverb of the room. We believe that it will cost at least $10,000 to set up a recording studio and obtain the necessary equipment and stationery for office to continue operations. In case we sell 75% of the shares offered we will lease bigger studio with many rooms and buy office equipment with advanced features that will cost us approximately $15,000. In the event we sell all of the shares offered we will buy additional and more advanced office equipment and studio furniture that will help us in everyday operations and order better design project, professional finishing and sound insolation materials. Therefore the studio set up costs will be approximately $20,000.

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Equipment an Software

Time Frame: 4rd-5th months.

Costs: $9,000-$24,500.

When our studio is set up we intend to purchase the professional equipment and software for music recording. We will buy professional set of equipmen that includes:

-

The Computers. Audio recording software is extremely demanding on a computer’s processing resources. We will buy a computer with the highest technical paramentrs on MS Windows or Mac OS platform.

-

The Digital Audio Workstation (DAW) sowtware. The DAW is the software used to record, edit, and mix music on the computer. DAW or Sequencing Software such as “Steinberg Cubase” is used as a host for recording, editing and producing tracks. A program such as “Ableton Live” even doubles as an instrument in its own right. Computer based solutions are capable of mastering and editing, notation and composition, and with software such as “Sibelius”, “VST Instrument Plug-ins”, and “VST Effects Plug-ins” from developers such as “Native Instruments” and “Arturia” will be using in our pro studios.

-

The Audio Interface. The audio interface is a tool that gets the music IN and OUT of the computer. Other features commonly included are: mic preamps, DI boxes, digital conversion, headphone outputs, and monitor management.

-

Microphones. We need different types of microfones such as: dynamic mics, large diaphragm condenser mics, small diaphragm condenser mics, matched pair mics, variable polar pattern mics, USB mics. Each type looks different, sounds different, and is used to record different instruments. Studio Microphones are vital for any musician looking to record their music. The microphone can drastically alter the capturing sound and so it is important to get the right mic for the studio.

-

Headphones. Studio Headphones are essential tools in a studio set-up. Because of different applications, there are several designs of headphones. We need closed back, open back, and in-ear studio headphones.

-

Studio Monitors. Studio monitors shoul be designed with perfectly FLAT frequency response. We intend to buy a wide range of Studio Monitors including Nearfield, Farfield and Subwoofers. Studio monitors tend to be more robust than Hi-Fi speakers as they need to deal with untreated sources, sudden spikes in volume and other high-pressure sounds.

-

Audio Mixers are essential to those requiring multiple channels of audio processing at the same time, with many mixers also providing effects and utilities such as compression. We are going to buy advanced mixers such as Presonus' StudioLive or M-Audio's ProjectMix that provide some of clear audio.

-

A MIDI Controller (Musical Instrument Digital Interface). A controller is hardware or software that generates and transmits MIDI data to MIDI-enabled devices. It is a connectivity standard that musicians use to hook together musical instruments (such as keyboards and synthesizers) and computer equipment. Using MIDI, a musician can easily create and edit digital music tracks. The MIDI system records the notes played, the length of the notes, the dynamics (volume alterations), the tempo, the instrument being played, and hundreds of other parameters, called control changes.

-

Audio Interfaces will help take home recordings to a professional level. Audio Interfaces are often categorised by their connection type; USB, such as the M-Audio Fast Track and FireWire, like the Focusrite Saffire.

-

Outboard Gear is used to alter how a musical instrument sounds. We intend to buy the power conditioners, the microphone preamps, the headphone amps, the monitor management systems, the digital converters, the digital master clocks.

-

Studio Accessories. Studio Accessories are all the extra little things that make the recording process easier such as cables, adapters, acoustic treatment, stands, bags and cases.

-

Musical Instruments. We are going to buy set of studio musical instruments such as gutars, drums, digital piano & keyboard, Ecuadorian ethnical musical instruments such as Bandolin, Rondador and Siku.

We intend to spend $9,000 minimum for the equipment and in case we sell 50% of the shares. If we sell 75% and all of the shares we will buy better equipment and musical instruments. It will cost about $17,000 and $24,500 accordingly.

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Website Development

Time Frame: 6rd-8th months.

Costs: $2,000-$4,500.

We will register web domain and will pay for the hosting. We plan to hire a web-studio for web-site development. As of the date of this prospectus we have not yet identified or registered any domain names for our website. We do not have any written agreements with any web-studio at current time. We plan to develop a web site with multimedia features. Our clients will be able to listen to our works online. We also prepare 3D virtual tour of our studio online. The website development costs, including site design and implementation will be approximately $2,000. If we sell 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $3,000 and $4,500 accordingly.

Marketing and Promotion

Time Frame: 6th-12th months.

Costs: $6,000-$18,000

We intend to offer our service to musical bands, singers, and musicians. We plan to use different marketing tools in our marketing compaign, such as Internet, newspapers and magazines, radio, concerts and shows. We are going to cooperate with film studios, radio stations and musical schools. We plan to advertise our studio around the world with using Internet “Google Adwords” and “Yahoo Ad Manager” technologies. We also will advertise our service in worldwide social nets such as “Facebook”, “MySpace”, “Twitter”, “Instagram” and others. Our president Dina Makarchik will be responsible for our marketing campaign.

Salary

Time Frame: 6th-12th month.

Cost: $5,000-$15,000

Our sole officer Dina Makarchik will be Managing Director and Studio Manager. If we sell 50% of the shares offered we plan to hire a Recording Engineer. The recording engineer’s prime role and responsibility is to handle all aspects of audio recording sessions in the studio. He or She is in charge of the handling of microphones, preamplifiers and other outboard equipment in achieving the right kind of recording that suits the clients’ expectations. If we sell 75% of the shares offered we are going to hire Mixing Engineer. The mixing engineer’s prime role and responsibility is to mix recorded tracks of a song to the client’s expectation and liking. He or She takes the best musical tracks the recording engineer has produced and mixes those together into one blended sound. If we sell 100% of the shares offered we would hire a Mastering Engineer, typically the person who mixes the final stereo tracks (or sometimes just a few tracks or stems) that the mix engineer produces. The mastering engineer makes any final adjustments to the overall sound of the record in the final step before commercial duplication. Mastering engineers use principles of equalization and compression to affect the coloration of the sound.

Dina Makarchik, our president will be devoting approximately 20 hours a week to our operations. Once we expand operations, and are able to attract more and more clients, Ms. Makarchik has agreed to commit more time as required. Because Ms. Makarchik will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees, $	Fees, $	Fees, $
Net proceeds	42,000	67,000	92,000
SEC reporting and compliance	10,000	10,000	10,000
Studio Establishment	10,000	15,000	20,000
Equipment and Software	9,000	17,000	24,500
Website Development	2,000	3,000	4,500
Marketing and Promotion	6,000	12,000	18,000
Salary	5,000	10,000	15,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on July 22, 2013 to October 31, 2014

During the period we incorporated the company and prepared a business plan. Our loss since inception is $623. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

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LIQUIDITY AND CAPITAL RESOURCES

As of October 31, 2014, the Company had $1,002 cash and our liabilities were $1,625, comprising $1,625 owed to Dina Makarchik, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $50,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 5,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $5,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Dina Makarchik, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Ms. Makarchik has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Ms. Makarchik’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $50,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to rise at least $50,000 under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

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DESCRIPTION OF BUSINESS

In General

We were incorporated in the State of Nevada on July 22, 2013. We plan to be in the business of recording studio that will provide audio recording, engineering, and production/mastering services to musicians within its targeted market in Ecuador. The recording studio will offer a variety of recording and production products that appeal to the residents of the target market and its surrounding areas. We will offer live vocal and instrument recording, using the best recording equipment, for optimal results. Additionally, we will also offer production services, which will include but are not be limited to, custom music, vocal coaching/training, CD duplication, shrink wrapping, and bar-coding.

People who aspires to be a talent or star in the music industry will almost definitely want a decent recording of their work, whether it is their composition, performance, arrangement or simply a demonstrational recording of their talent that they can use to jump-start their musical career.

We believe that we have the sufficient expertise and knowledge to start up a music production business. The main aim and goal of the company is to provide music production services with the use of high level professional equipment at affordable rates. In essence, we will provide services such as different forms of audio recording, audio editing, music arrangement and production. We will also offer a comprehensive music library for clients to hear through and use for purposes such as advertising. We will have a long start up time where rigorous testing of the computer system will be carried out. This is to ensure that the system we are using is stable and operating at its optimum. In terms of marketing, we aim to cater our services to a number of markets such as religious organizations, local indie bands, music schools lacking recording facilities and advertising companies. Furthermore, a company website will be set up. This website will allow listening of audio clips produced for past clients, together with information about our studio and its services.

Our principal office address is located at Renato Rivera, Av. Pampite urb. La Comarca, Acuario 2b, Quito, Pichincha, Ecuador. Our telephone number is (702) 605-4710. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Service Description

A recording studio is a facility for sound recording and mixing. Ideally both the recording and monitoring spaces are specially designed by an acoustician to achieve optimum acoustic properties (acoustic isolation or diffusion or absorption of reflected sound that could otherwise interfere with the sound heard by the listener).

Recording studios may be used to record musicians, voice-over artists for advertisements or dialogue replacement in film, television or animation, foley, or to record their accompanying musical soundtracks. The typical recording studio consists of a room called the "studio" or "live room", where instrumentalists and vocalists perform; and the "control room", where sound engineers sometimes with producer(s) as well operate either professional audio mixing consoles or computers with specialized software suites to manipulate and route the sound for analogue or digital recording. Often, there will be smaller rooms called "isolation booths" present to accommodate loud instruments such as drums or electric guitar, to keep these sounds from being audible to the microphones that are capturing the sounds from other instruments, or to provide "drier" rooms for recording vocals or quieter acoustic instruments.

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We will provide for its client’s high quality sound recording and audio production services. Management intends on building a high end recording and production studio for use for customers.  Use of the studio will be billed on an hourly basis plus fees relating to the rental of the studio. Reproduction of recorded materials will also be sold to customers. The benefits that are afforded to clients in our studio include:

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A convenient, reasonably priced recording studio.

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A comfortable studio experience that allows artists to record their music while being in an inviting atmosphere.

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High end audio equipment that will make high quality sound recordings for our clients.

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Professional and expert staff members that will help artists mix and produce their albums with minimal hassle.

The Recording Studio focuses on providing a professional recording experience to musicians and sound recording artists. Management has chosen a number of high end audio production machines that will allow customers the best possible music and sound recordings.

As time progresses, the business will continue to expand and diversify its recording and production services according to the wishes of the business’s customers. In addition, we will offer full CDs, remixing, mastering, demos, soundtracks, and audition recording. We will also expand the entertainment services (record label) if the demand for these products is high enough. Once the business has established a rapport with customers and industry leaders, we will also introduce a special order service for any type of recording services required by customers.

We are going to use national musical instruments in our studio. We are going to specialize on the Passilo – national type of music. Pasillo is a genre of indigenous Latin music. It is extremely popular in Ecuador, where it is the "national genre of music." Pasillo as a genre is also present in the highland regions of Colombia and to a lesser extent, Panama and Venezuela. (www.wikipedia.org). Our specialization will help to invete different bands around the world that create the music with etnical sounds.

Marketing

We intend to maintain an extensive marketing campaign that will ensure maximum visibility for the business in its targeted music markets.

We want to develop an online presence by developing a website and placing the Company’s name and contact information with online directories. Establish relationships with music distributors within the targeted market.

Management intends to use a qualified advertising and marketing firm to help the business reach its intended musician audience within the targeted market. This campaign will include the use of traditional print and media advertising as well as the Internet. Direct advertising campaigns will be of significant importance to the Company as the recording studio is offering programs a wide variety of musicians and sound artists.

We will also establish connections with local recording labels, and will develop a small local advertising campaign that will feature flyers and small advertisements in selected local music publications and newspapers.

The business will also maintain an extensive website that will feature information regarding the studio, images of the studio equipment and recording rooms, contact information, and pricing information. Dinex Corp. intends to use a number of online marketing strategies to drive traffic to the website including pay-per-click advertising (for people searching for recording studios in the targeted market) as well as advertisements on Facebook and MySpace.com.

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Competition

There are few barriers of entry in the business and level of competition is extremely high. There are many recording studios in South America and in Ecuador. Many of these companies may have a greater, more established customer base than us. Our key offer will be records with national musical instruments. We believe that our offer will attract both clients from South America and from around the world.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Dina Makarchik, our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

Offices

Our business office is located at Renato Rivera, Av. Pampite urb. La Comarca, Acuario 2b, Quito, Pichincha, Ecuador. This is the office provided by our Sole Officer and Director, Dina Makarchik. Our telephone number is (702) 605-4710. We do not pay any rent to Ms. Makarchik and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Dina Makarchik Renato Rivera, Av. Pampite urb. La Comarca, Acuario 2b, Quito, Pichincha, Ecuador	38	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Dina Makarchik has acted as our President, Treasurer, Secretary and sole Director since our incorporation on July 22, 2013. Ms. Makarchik owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Makarchik was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Ms. Makarchik, for the last 10 years, worked such as private music teacher and played piano in jazz band.

During the past ten years, Ms. Makarchik has not been the subject to any of the following events:

  1. Any bankruptcy petition filed by or against any business of which Ms. Makarchik was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

  2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

   3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Makarchik’s involvement in any type of business, securities or banking activities.

   4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Dina Makarchik, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on July 22, 2013 until October 31, 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Dina Makarchik, President, Secretary and Treasurer	July 22, 2013 to October 31, 2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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There are no current employment agreements between the company and its officer.

Ms. Makarchik currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (July 22, 2013) to October 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Dina Makarchik	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dina Makarchik will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

Other than Ms. Makarchik’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Ms. Makarchik, directly or indirectly, from the Company.

On November 15, 2014, we issued a total of 5,000,000 shares of restricted common stock to Dina Makarchik, our sole officer and director in consideration of $5,000. Further, Ms. Makarchik has advanced funds to us. As of October 31, 2014, Ms. Makarchik has advanced to us $1,625. Ms. Makarchik will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Makarchik. Ms. Makarchik will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Makarchik does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Makarchik or the repayment of the funds to Ms. Makarchik. The entire transaction was oral. Ms. Makarchik is providing us office space free of charge and we have a verbal agreement with Ms. Makarchik that, if necessary, she will loan the company funds to complete the registration process.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) as of today by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Dina Makarchik Renato Rivera, Av. Pampite urb. La Comarca, Acuario 2b, Quito, Pichincha, Ecuador	5,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of today, there were 5,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

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PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Ms. Makarchik, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Ms. Makarchik will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. Our sole officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our sole officer and director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4. Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts her participation to any one or more of the following activities:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

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To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Dinex Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

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Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of today, there were 5,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Dina Makarchik owns all 5,000,000 shares of our common stock currently issued and oustanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

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ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Dinex Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Hillary CPA Group, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Hillary CPA Group has presented its report with respect to our audited financial statements.

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LEGAL MATTERS

Harrison Law, P.A. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Hillary CPA Group.

Our financial statements from inception to October 31, 2014, immediately follow:

INDEX TO AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets – As At October 31, 2014 and 2013	F-2

Statements of Operations – For the Year Ended October 31, 2014, the Period from Inception (July 22, 2013) to October 31, 2013, and the Period From July 22, 2013 (inception) through October 31, 2014	F-3

Statement Of Changes In Stockholder’s Deficit – July 22, 2013 (inception) through October 31, 2014	F-4

Statements of Cash Flows – For the Year Ended October 31, 2014, the Period from Inception (July 22, 2013) to October 31, 2013, and the Period From July 22, 2013 (inception) through October 31, 2014	F-5

Notes to Audited Financial Statements	F-6 – F- 9

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To the Board of Directors and Stockholders Dinex Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We have audited the accompanying balance sheets of Dinex Corp. (“the Company”) as of October 31, 2014 and 2013 and the related statements of income, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, at October 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

David Lee Hillary, Jr., CPA, CITP Noblesville, Indiana

November 24, 2014

5797 East 169th Street, Suite 100 Noblesville, IN 46062  317‐222‐1416 www.HillaryCPAgroup.com

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DINEX CORP. (A Development Stage Company) Balance Sheets October 31, 2014 and 2013 (Audited)
	October 31, 2014	October 31, 2013
ASSETS
Current Assets
Cash	$ 1,002	$ -
TOTAL CURRENT ASSETS	$ 1,002	$ -
Total Assets	$ 1,002	$ -

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current Liabilities
Note Payable	$ 1,625	$ 325
TOTAL CURRENT LIABILITIES	$ 1,625	$ 325

Stockholders’ Equity (Deficit)
Common stock, Authorized: $0.001 par value, 75,000,000 shares authorized;
Issued and Outstanding: 0 common shares as of October 31, 2014 and 2013	$ -	$ -
Additional paid in capital	$ -	$ -
Deficit accumulated during the development stage	$ (623)	$ (325)
TOTAL STOCKHOLDERS’ DEFICIT	$ (623)	$ (325)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$ 1,002	$ -

The accompanying notes are an integral part of these financial statements.

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DINEX CORP. (A Development Stage Company) Statements of Operations For the Years Ended October 31, 2014 and 2013, and the Period From July 22, 2013 (Inception) to October 31, 2014 (Audited)
	For the Year Ended October 31, 2014	For the Year Ended October 31, 2013	From July 22, 2013 (Inception) to October 31, 2014

General And Administrative Expenses	$ 298	$ 325	$ 623
	(298)	(325)	(623)

Net loss	$ (298)	$ (325)	$ (623)

Basic and diluted net loss per common share	$0.0000	$0.0000	$0.0000

Weighted average common shares outstanding - basic and diluted No common shares issued	-	-	-

The accompanying notes are an integral part of these financial statements.

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DINEX CORP. (A Development Stage Company) Statements of Cash Flows For the Years Ended October 31, 2014 and 2013, and the Period From July 22, 2013 (Inception) to October 31, 2014 (Audited)
For the Year Ended
	October 31, 2014	October 31, 2013	From July 22, 2013 (Inception) to October 31, 2014
Cash Flows from Operating Activities
Net loss	$ (298)	$ (325)	$ (623)

Net cash provided by (used in) operating activities	$ (298)	$ (325)	$ (623)

Financing Activities
Shareholder loan	$ 1,300	$ 325	$ 1,625
Net cash provided by financing activities	$ 1,300	$ 325	$ 1,625
Net increase (decrease) change in cash	$ 1,002	$ -	$ 1,002

Cash and cash equivalents balance, beginning of period	$ -	$ -	$ -

Cash and cash equivalents balance, end of period	$ 1,002	$ -	$ 1,002

The accompanying notes are an integral part of these financial statements.

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DINEX CORP (A Development Stage Company) Statements of Shareholders' Equity From July 22, 2013 (Inception) to October 31, 2014 (Audited)
	Common Stock		Additional Paid-in- Capital	Subscriptions Receivable	Accumulated Deficit	Total Shareholders' Equity
	Shares	Amount
Balance July 22, 2013 (Inception)	0	$ -	$ -		$ -	$ -

Net loss for the period ended October 31, 2013					$ (325)	$ (325)
Balances at October 31, 2013	0	$ -	$ -		$ (325)	$ (325)

Net loss for the year ended October 31, 2014		$ -	$ -		$ (298)	$ (298)
Balance at October 31, 2014	0	$ -	$ - -		$ (623)	$ (623)

The accompanying notes are an integral part of these financial statements.

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Dinex Corp.

Notes to the Financial Statements

October 31, 2014

Note 1: Organization and Basis of Presentation

Dinex Corp. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on July 22, 2013.

The Company is in the development phase. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

The Financial Statements and related disclosures as of October 31, 2014 and 2013 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission

(“SEC”). Unless the context otherwise requires, all references to “Dinex Corp.,” “we,” “us,”

“our” or the “company” are to Dinex Corp.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.

Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2013.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values.  These financial instruments include cash, accrued liabilities and notes payable.

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Dinex Corp.

Notes to the Financial Statements

October 31, 2014

Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No.

605, “Revenue Recognition” ("ASC-605"). ASC-605 requires that four basic criteria must be met before revenue can be recognized:

1.   Persuasive evidence of an arrangement exists

2.   Delivery has occurred

3.   The selling price is fixed and determinable

4.   Collectability is reasonably assured.

Determination of criteria (3) and (4) are based on management's judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

Provisions for discounts and rebates to customers, estimated returns and allowances, or other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Legal Matters

The Company has no known legal issues pending.

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Dinex Corp.

Notes to the Financial Statements

October 31, 2014

Note 4: Debt

From July 22, 2013 through October 31, 2014, Dina Makarchik, the sole Director and President of the Company, provided loans to the Company totaling $1,625, which is being carried as a note payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 5: Capital Stock

On July 22, 2013 the Company authorized 75,000,000 shares of commons stock with a par value of $0.001 per share.

As of October 31, 2014 and 2013 no common shares were issued or outstanding.

As of October 31, 2014 and 2013 there were no outstanding stock options or warrants.

Note 6: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition,

classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 7: Related Party Transactions

The Company neither owns nor leases any real or personal property. The director of the

Company provides office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

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Dinex Corp.

Notes to the Financial Statements

October 31, 2014

The Company has a related party transaction involving the sole director and officer. The nature and details of the transaction are described in Note 4.

Note 8: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued.

Based upon this evaluation, it was determined that a subsequent event occurred that requires recognition and disclosure.

On November 15, 2014, the Company issued 5,000,000 shares of its common stock to a related party at $0.001 per share for total proceeds of $5,000.

Note 9: Going Concern

The accompanying financial statements and notes have been prepared assuming that the

Company will continue as a going concern.

For the period ended October 31, 2014, the Company had a net loss of $623.  The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

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PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

DINEX CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$13.64
Auditor Fees and Expenses	$3,000.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$1,500.00
Transfer Agent Fees	$1000.00
TOTAL	$8,013.64

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Dinex Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of her or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Dinex Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Dina Makarchik Renato Rivera, Av. Pampite urb. La Comarca, Acuario 2b, Quito, Pichincha, Ecuador	November 15, 2014	5,000,000	$5,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. she is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Harrison Law, P.A.
23.1	Consent of Hillary CPA Group
23.2	Consent of Harrison Law, P.A. (contained in exhibit 5.1)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Quito, Republic of Ecuador on December 4, 2014.

DINEX CORP.

By:	/s/	Dina Makarchik
	Name:	Dina Makarchik
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Dina Makarchik
Dina Makarchik	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	December 4, 2014

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Harrison Law, P.A.
23.1	Consent of Hillary CPA Group
23.2	Consent of Harrison Law, P.A. (contained in exhibit 5.1)

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